UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 31, 2006

VYYO INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30189	94-3241270
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4015 Miranda Avenue, First Floor, Palo Alto, California		94304
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code  (650) 319-4000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry Into a Material Definitive Agreement

On March 31, 2006, Vyyo Inc. (the “Company”) entered into an Equipment Purchase Agreement (the “Purchase Agreement”) with Arcadian Networks, Inc. (“ANI”).

Pursuant to the Purchase Agreement, the Company will sell certain of its products and services to ANI over a 10-year term. The Company will distribute the products covered by the Purchase Agreement to ANI on an exclusive basis in the United States, Canada and the Gulf of Mexico (the “Relevant Territory”) to identified markets if:  (a) ANI makes two payments of $4,000,000 during the first two years of the Purchase Agreement; (b) ANI meets specified annual minimum product purchase amounts; and (c) ANI’s outstanding balances are below specified amounts.

Exclusivity after the second year will depend on ANI’s meeting the minimum purchase amounts. In addition, to maintain its exclusivity rights in the Purchase Agreement, ANI must purchase at least 25% of its minimum product purchase amounts within the first six months of any given year, and at least 32% within the first six months of any given year if ANI purchases from third parties more than 15% of products with similar functionality to the products covered by the Purchase Agreement.

The Purchase Agreement fixes the product prices for the first two years, after which time prices are subject to adjustment according to the amount of product purchased by ANI compared to specified forecasted purchase amounts.

The Purchase Agreement does not prohibit the Company from selling any of its products or services to areas outside of the Relevant Territory. In addition, the Company may sell its products within the Relevant Territory to end users or resellers other than those engaged in the following markets: (i) electricity generation, transmission or distribution (both downstream and upstream); (ii) oil or gas exploration, manufacture, transportation or distribution; (iii) water utility; (iv) chemical manufacture; (v) mining; (vi) environmental monitoring or protection; (vii) transportation facilities (including railroads); (viii) border control; and (ix) public safety. Specifically, the Company may sell its products in the Relevant Territory to cable television customers.

The Company has received the first exclusivity payment of $4,000,000 and an initial purchase order for $10,000,000, which satisfies ANI’s requirements for exclusivity in the first year of the Purchase Agreement.

Davidi Gilo, the Company’s Chief Executive Officer and Chairman of the Board of Directors, is also the Chairman of the Board of Directors of ANI and the sole member of the limited liability company that is the general partner of a major stockholder of ANI.

The foregoing is a summary description of terms of the Purchase Agreement and is qualified entirely by the text of the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006, with portions omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VYYO INC.

Date: April 6, 2006	By:	/s/ Arik Levi
Arik Levi
Chief Financial Officer